As filed with the Securities and Exchange Commission on June 28, 2021

Registration No. 333-253403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM F-1

ON FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCIENJOY HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	N/A
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

3rd Floor, JIA No. 34, Shenggu Nanli

Chaoyang District, Beijing 100029,

China

(86) 10–6642 8188

+86 10 6442 8188

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to

Lan Lou, Esq.

Jun He Law Offices LLC

Suite 1919, 630 Fifth Avenue

New York, NY 10111

(646) 367-1744

Fax: (212) 703-8720

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 3 relates to the following Registration Statement on Form F-3 (the “Registration Statement”), originally filed by Scienjoy Holding Corporation, a British Virgin Islands Company (“Scienjoy”) with the Securities and Exchange Commission:

Registration Statement No. 333-253403, filed on Form F-1 on February 23, 2021 and declared effective on March 2, 2021, as amended by the Post-Effective Amendment No. 1, filed on May 3, 2021 and declared effective on May 7, 2021, and as further amended by the Post-Effective Amendment No. 2 on Form F-3, filed on June 2, 2021 and declared effective on June 11, 2021, registering 713,444 shares of Scienjoy’s ordinary shares for resale, from time to time, by the selling shareholder named in the Registration Statement.

Scienjoy has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by Scienjoy in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 3 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on F-3 and has duly caused this Post-Effective Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China on June 28, 2021.

Scienjoy Holding Corporation

By:	/s/ Xiaowu He
Name:	Xiaowu He
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No 3 has been signed by the following persons in the capacities indicated on the 28th day of June 2021.

Signature	Capacity in Which Signed

*	Chief Executive Officer
Xiaowu He	(Principal Executive Officer, Director and Chairman of the Board of Directors)

*	Chief Financial Officer
Denny Tang	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Operating Officer
Bo Wan	(Director)

*	Director
Yongsheng Liu

*	Independent Director
Jining Li

*	Independent Director
Huifeng Chang

*	Independent Director
Jian Sun

*	Independent Director
Yibing Liu

*By:	/s/ Xiaowu He
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Scienjoy Holding Corporation, has signed this Post-Effective Amendment No 3, in the City of Jersey City, New Jersey on June 28, 2021.

Scienjoy Holding Corporation

By:	/s/ Ray Chen
Name:	Ray Chen
Title:	Head of Investor Relations

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